News Release

For Immediate Release:	For More Information, Contact:
October 21, 2026	Katie Doyle
336-286-8741
First Bancorp Reports Third Quarter Results

Third Quarter 2026 Financial Data
(Dollars in 000s, except per share data)	Q3-2026	Q2-2026	Q3-2025
Summary Income Statement
Total interest income	$153,979	$148,315	$144,233
Total interest expense	39,182	37,049	41,711
Net interest income	114,797	111,266	102,522
Provision for credit losses	1,300	1,169	3,442
Noninterest income	15,117	16,034	(12,952)
Noninterest expenses	63,991	62,761	60,171
Income tax expense	13,347	12,851	5,594
Net income	$51,276	$50,519	$20,363

Key Metrics
Diluted EPS	$1.24	$1.22	$0.49
Adjusted diluted EPS (1)	1.24	1.22	1.01
Book value per share	41.38	41.49	38.67
Tangible book value per share	29.77	29.84	26.98
ROA	1.55%	1.56%	0.64%
Adjusted ROA (1)	1.56%	1.56%	1.31%
ROCE	11.71%	11.89%	5.14%
Adjusted ROCE (1)	11.79%	11.89%	10.55%
ROTCE	16.48%	16.88%	7.83%
Adjusted ROTCE (1)	16.59%	16.88%	15.66%
NIM	3.75%	3.71%	3.46%
NIM- T/E	3.76%	3.73%	3.47%
Efficiency ratio	49.09%	49.12%	66.92%
Quarterly NCO ratio	0.09%	0.04%	0.14%
ACL ratio	1.36%	1.39%	1.44%

Capital Ratios (2)
Tangible common equity to tangible assets	9.73%	9.83%	9.12%
Common equity tier I capital ratio	14.26%	14.09%	14.35%
Total risk-based capital ratio	16.22%	16.06%	16.58%
(1)Q3-2026 adjusted to exclude impact of merger expenses of $0.5 million (after tax $0.3 million). Q3-2025 adjusted to exclude impact of securities loss of $27.9 million (after tax $21.4 million) See Appendices D, E, F, G and I.
(2)September 30, 2026 ratios are preliminary.

Third Quarter 2026 Highlights
•D-EPS was $1.24 per share for the third quarter of 2026 compared to $1.22 for the linked quarter and $0.49 for the like quarter.
•The net interest margin was 3.75% for the quarter ended September 30, 2026, an expansion of 0.04% from the linked quarter and 0.29% from the like quarter.
•The efficiency ratio for the quarter ended September 30, 2026 was 49.09%, compared to 49.12% for the linked quarter and 66.92% for the like quarter.
•Total assets were $13.2 billion at September 30, 2026.
•Total loans were $9.1 billion at September 30, 2026, representing an increase of $116.2 million, or 5.1% annualized.
•Total loan yield was 5.75%, up 8 basis points from the linked quarter and 6 basis points from the like quarter.
•The yield on securities increased 5 basis points to 2.76% from 2.71% for the linked quarter.
•Total cost of funds increased 5 basis points to 1.39% for the quarter ended September 30, 2026 from 1.34% for the linked quarter and decreased 12 basis points from the like quarter.
•Average deposits were $11.1 billion, an increase of $103.8 million for the linked quarter and $263.8 million from the like quarter. Total cost of deposits was 1.35%, an increase of 4 basis points for the linked quarter and a decrease of 11 basis points from the like quarter.
•Noninterest expenses of $64.0 million represented a $1.2 million increase from the linked quarter and a $3.8 million increase from the like quarter. The linked quarter increase was driven by a $1.0 million increase in Total personnel expense and a $0.5 million increase in Merger and acquisition expenses.
•Noninterest-bearing checking accounts were $3.6 billion, representing 33% of total deposits at September 30, 2026.
•The loan-to-deposit ratio was 81.8% as of September 30, 2026.
•The total risk-based capital ratio was 16.22% as of September 30, 2026, an increase of 0.16% from the linked quarter and a contraction of 0.36% from the like quarter.
•Related to the pending acquisition of Carolina Bank, scheduled to close in early 2027, merger expenses of $0.5 million were recognized during the quarter.

Third Quarter 2026 Results
SOUTHERN PINES, N.C. - First Bancorp (the "Company") (NASDAQ - FBNC), the parent company of First Bank, reported unaudited third quarter earnings today. The Company reported net income of $51.3 million, or $1.24 diluted earnings per share ("D-EPS"), for the three months ended September 30, 2026 compared to $50.5 million, or $1.22 D-EPS, for the three months ended June 30, 2026 ("linked quarter") and $20.4 million, or $0.49 D-EPS, for the third quarter of 2025 ("like quarter"). Adjusting for the securities loss-earnback transaction completed in the third quarter of 2025, adjusted net income was $41.8 million, or $1.01 adjusted D-EPS, for the like quarter.
The Company continued to enhance net interest income and net interest margin ("NIM") during the third quarter of 2026. The Company recorded net interest income of $114.8 million for the current quarter, compared to $111.3 million for the linked quarter and $102.5 million for the like quarter. NIM for the third quarter of 2026 expanded to 3.75% from 3.71% for the linked quarter and 3.46% for the like quarter.
Noninterest expenses were $64.0 million for the third quarter of 2026, up from $62.8 million for the linked quarter, and $60.2 million for the like quarter. Merger and acquisition expenses of $0.5 million were recognized during the third quarter of 2026 related to the pending Carolina Bank acquisition. The efficiency ratio was 49.09% for the quarter ended September 30, 2026 , compared to 49.12% for the linked quarter and 66.92% for the like quarter.
Richard H. Moore, Chairman and CEO of the Company, stated, “First Bancorp delivered another strong quarter, reflecting disciplined balance sheet management, strong credit quality, loan growth and continued operating efficiency. Our performance through the first nine months of 2026 demonstrates the strength of our franchise, while liquidity and capital remain solid. We are pleased with our year-to-date results and remain confident in our ability to finish the year on a strong note. We also look forward to welcoming the Carolina Bank team and the enhancements to our South Carolina franchise."

Net Interest Income and Net Interest Margin
Net interest income for the third quarter of 2026 was $114.8 million, an increase of 3.2% from the linked quarter of $111.3 million and an increase of 12.0% from the like quarter of $102.5 million. The increase in net interest income from the linked and like quarters resulted from additional loan volume and increasing loan yield through originations as well as one additional earning day compared to the linked quarter. For the linked quarter, the cost of deposits increased 0.04% partially a result of the rate increase during the quarter by the Federal Reserve.
The Company’s NIM for the third quarter of 2026 was 3.75%, an increase of 4 basis points from the linked quarter and 29 basis points from the like quarter.
The linked quarter expansion of NIM was driven by a $152.6 million increase in average loans along with an 8 basis points expansion in loan yield. Additionally, taxable securities contributed an additional $1.0 million from increased balances and higher yields. Offsetting these increases, the cost of interest bearing deposits increased 7 basis points on growth of $83.5 million in average balances. Driving these increases, the average balance of money market deposits increased $135.2 million while the cost of those deposits increased 7 basis points.
The like quarter expansion of NIM was driven by growth of $751.5 million in average loans, coupled with a 6 basis point yield increase as well as the cost of interest bearing deposits decreasing 17 basis points. The Company shifted its mix of interest-earning assets to higher yielding assets from the like quarter, with loans increasing from 70.4% of average interest-earning assets to 74.3% in the current quarter, while securities contracted from 24.8% of average interest-earning assets to 22.5% and short-term investments contracted from 4.8% of average interest-earning assets to 3.1% .

Third Quarter 2026 Results

	For the Three Months Ended
YIELD INFORMATION	September 30, 2026	June 30, 2026	September 30, 2025

Yield on loans	5.75%	5.67%	5.69%
Yield on securities	2.76%	2.71%	2.55%
Yield on other earning assets	4.08%	3.99%	4.64%
Yield on all interest-earning assets	5.02%	4.95%	4.86%

Cost of interest-bearing deposits	2.01%	1.94%	2.18%
Cost of borrowings	6.71%	6.64%	7.20%
Cost of total interest-bearing liabilities	2.06%	1.99%	2.24%
Total cost of funds	1.39%	1.34%	1.51%
Cost of total deposits	1.35%	1.31%	1.46%

Net interest margin (1)	3.75%	3.71%	3.46%
Net interest margin - tax-equivalent (2)	3.76%	3.73%	3.47%
Average prime rate	6.79%	6.75%	7.46%
(1)Calculated by dividing annualized net interest income by average earning assets for the period.
(2)Calculated by dividing annualized tax-equivalent net interest income by average earning assets for the period. The tax-equivalent amount reflects the tax benefit that the Company receives related to its tax-exempt loans and securities, which carry interest rates lower than similar taxable investments due to their tax-exempt status. This amount has been computed using the expected tax rate and is reduced by the related nondeductible portion of interest expense.
See Appendix J regarding loan purchase discount accretion and its impact on the Company's NIM.

Provision for Credit Losses and Credit Quality
For the three months ended September 30, 2026, June 30, 2026 and September 30, 2025, the Company recorded $1.3 million, $1..2 million and $3.4 million in provision for credit losses, respectively. The provision for the third quarter of 2026 was driven by net charge-offs of $2.1 million, partially offset by improved economic factors and the reversal of the remaining incremental reserve for potential exposure from Hurricane Helene. The Allowance for Credit Losses decreased $0.7 million to $124.2 million, or 1.36% of loans. Additionally, the $124 thousand reversal of provision for unfunded commitments during the quarter was primarily the result of lower reserve rates.
Asset quality remained strong with annualized net loan charge-offs of 0.09% for the third quarter of 2026. Total nonperforming assets ("NPAs") totaled $45.0 million at September 30, 2026, or 0.34% of total assets, consistent with June 30, 2026 and up slightly from 0.31% at September 30, 2025.

Third Quarter 2026 Results
The following table presents the summary of NPAs and asset quality ratios for each period.

ASSET QUALITY DATA ($ in thousands)	September 30, 2026	June 30, 2026	September 30, 2025

Nonperforming assets
Nonaccrual loans	$44,166	$44,283	$37,289
Accruing loans > 90 days past due	—	—	—
Total nonperforming loans	44,166	44,283	37,289
Foreclosed real estate	$793	659	1,718
Total nonperforming assets	$44,959	$44,942	$39,007

Asset Quality Ratios
Quarterly net charge-offs to average loans - annualized	0.09%	0.04%	0.14%
Nonperforming loans to total loans	0.49%	0.49%	0.44%
Nonperforming assets to total assets	0.34%	0.34%	0.31%
Allowance for credit losses to total loans	1.36%	1.39%	1.44%

Noninterest Income
Total noninterest income for the third quarter of 2026 was $15.1 million, a $0.9 million decrease from the linked quarter, primarily related to a $0.9 million decrease in Other income, net. Adjusting for the $27.9 million securities loss earnback transaction in the third quarter of 2025, the current quarter reflected a 1.1% increase from an adjusted $15.0 million for the like quarter.

Noninterest Expenses
Noninterest expenses amounted to $64.0 million for the third quarter of 2026 compared to $62.8 million for the linked quarter and $60.2 million for the like quarter. The $1.2 million, or 2.0%, increase in noninterest expense from the linked quarter was driven by a $1.0 million increase in Total personnel expense. The $3.8 million increase from the like quarter was driven by a $2.6 million increase in Total personnel expense. While noninterest expenses have been increasing, they are the result of the Company's continued growth as the efficiency ratio was 49.09% for the quarter ended September 30, 2026, compared to 49.12% for the linked quarter and 66.92% for the like quarter. We recognized $0.5 million of Merger and acquisition expenses during the third quarter of 2026 related to the pending Carolina Bank acquisition.

Income Taxes
Income tax expense totaled $13.3 million for the third quarter of 2026 compared to $12.9 million for the linked quarter and $5.6 million for the like quarter, reflecting effective tax rates of 20.7%, 20.3% and 21.6% for the respective periods.

Balance Sheet
Total assets at September 30, 2026 were $13.2 billion, an increase of $109.9 million, or 3.3% annualized, from the linked quarter and $401.3 million, or 3.1%, from a year earlier.

Third Quarter 2026 Results
Key period end balance sheet components are presented below.

BALANCES ($ in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	Change 3Q26 vs 2Q26	Change 3Q26 vs 3Q25

Total assets	$13,151,553	$13,041,615	$12,750,263	0.8%	3.1%
Loans	9,104,899	8,988,748	8,419,224	1.3%	8.1%
Investment securities	2,494,124	2,448,787	2,680,401	1.9%	(6.9)%
Total cash and cash equivalents	451,711	550,332	597,975	(17.9)%	(24.5)%
Noninterest-bearing deposits	3,626,442	3,597,565	3,580,560	0.8%	1.3%
Interest-bearing deposits	7,499,862	7,487,302	7,300,610	0.2%	2.7%
Borrowings	74,793	74,717	92,421	0.1%	(19.1)%
Shareholders’ equity	1,713,145	1,716,460	1,603,323	(0.2)%	6.8%
Driven by the purchase of $150.0 million of US Treasury securities during the quarter, partially offset by principal paydowns and maturities and increased unrealized losses on available for sale securities, total investment securities increased to $2.5 billion at September 30, 2026, a $45.3 million increase from the linked quarter. Total unrealized losses on available for sale investment securities were $263.8 million at September 30, 2026, as compared to $204.5 million at June 30, 2026 and $251.8 million at September 30, 2025.
Total loans were $9.1 billion at September 30, 2026, an increase of $116.2 million, or 5.1% annualized, from June 30, 2026 and an increase of $685.7 million, or 8.1%, from September 30, 2025. As of September 30, 2026, there were no notable concentrations in geographies within North Carolina or South Carolina or within industries, including in office or hospitality categories, which are included in the "Commercial real estate - non-owner occupied" category in the table below. The Company's exposure to non-owner occupied office loans represented approximately 6.3% of the total portfolio at September 30, 2026, with the largest loan being $33.0 million and with an average loan outstanding balance of $1.5 million. Non-owner occupied office loans are generally in non-metro markets and the ten largest loans in this category represent less than 2% of the total loan portfolio.
The following table presents the period end balance and portfolio percentage by loan category.

LOAN PORTFOLIO	September 30, 2026		June 30, 2026		September 30, 2025
($ in thousands)	Amount	Percentage	Amount	Percentage	Amount	Percentage

Commercial and industrial	$1,041,062	11%	$1,014,295	11%	$904,226	11%
Construction, development & other land loans	932,510	10%	847,912	10%	688,302	8%
Commercial real estate - owner occupied	1,382,601	15%	1,358,100	15%	1,337,345	16%
Commercial real estate - non-owner occupied	2,963,696	33%	2,974,749	33%	2,773,349	33%
Multi-family real estate	614,797	7%	619,489	7%	535,681	6%
Residential 1-4 family real estate	1,726,802	19%	1,728,367	19%	1,743,884	21%
Home equity loans/lines of credit	378,419	4%	377,949	4%	365,488	4%
Consumer loans	66,060	1%	68,692	1%	70,031	1%
Loans, gross	9,105,947	100%	8,989,553	100%	8,418,306	100%
Unamortized net deferred loan fees/(costs)	(1,048)		(805)		918
Total loans	$9,104,899		$8,988,748		$8,419,224
Total deposits were $11.1 billion at September 30, 2026, an increase of $41.4 million, or 1.5% annualized, from June 30, 2026 and $245.1 million, or 2.3%, from September 30, 2025.
The Company has a diversified and granular deposit base which has remained a stable funding source with noninterest-bearing deposits comprising 33% of total deposits at September 30, 2026. As presented in the table below, our deposit mix has remained relatively consistent.

Third Quarter 2026 Results

DEPOSIT PORTFOLIO	September 30, 2026		June 30, 2026		September 30, 2025
($ in thousands)	Amount	Percentage	Amount	Percentage	Amount	Percentage

Noninterest-bearing checking accounts	$3,626,442	33%	$3,597,565	32%	$3,580,560	33%
Interest-bearing checking accounts	1,402,172	13%	1,422,592	13%	1,418,378	13%
Money market accounts	4,806,229	43%	4,754,782	43%	4,527,728	41%
Savings accounts	505,937	4%	510,392	5%	532,462	5%
Other time deposits	466,980	4%	475,744	4%	504,942	5%
Time deposits >$250,000	318,544	3%	318,821	3%	312,255	3%
Total customer deposits	11,126,304	100%	11,079,896	100%	10,876,325	100%
Brokered deposits	—	—%	4,971	—%	4,845	—%
Total deposits	$11,126,304	100%	$11,084,867	100%	$10,881,170	100%
As of September 30, 2026 and June 30, 2026, estimated insured deposits totaled $6.6 billion, or 58.9%, and $6.5 billion, or 58.9%, of total deposits, respectively. In addition, at September 30, 2026 and June 30, 2026, there were collateralized deposits of $694.0 million and $748.7 million, respectively, such that approximately 65.2% and 65.7%, respectively, of our total deposits were insured or collateralized at those dates.

Capital
The Company maintains capital in excess of well-capitalized regulatory requirements, with an estimated total risk-based capital ratio at September 30, 2026 of 16.22%, up from the linked quarter ratio of 16.06% and down from the like quarter ratio of 16.58%.
The Company has elected to exclude accumulated other comprehensive income ("AOCI") related primarily to available for sale securities from common equity tier 1 capital. AOCI is included in the Company’s tangible common equity ("TCE") to tangible assets ratio (a non-GAAP financial measure) which was 9.73% at September 30, 2026, a decrease of 10 basis points from the linked quarter and a increase of 61 basis points from September 30, 2025. The increase in TCE from the like quarter was driven by increased retained earnings. Please refer to Appendix A for a reconciliation of common equity to TCE (a non-GAAP measure) and Appendix C for a calculation of the TCE ratio (a non-GAAP measure).

CAPITAL RATIOS	September 30, 2026 (estimated)	June 30, 2026	September 30, 2025

Tangible common equity to tangible assets (non-GAAP)	9.73%	9.83%	9.12%
Common equity tier I capital ratio	14.26%	14.09%	14.35%
Tier I leverage ratio	11.79%	11.60%	11.18%
Tier I risk-based capital ratio	14.97%	14.81%	15.14%
Total risk-based capital ratio	16.22%	16.06%	16.58%

Liquidity
Liquidity is evaluated as both on-balance sheet (primarily cash and cash-equivalents, unpledged securities and other marketable assets) and off-balance sheet (readily available lines of credit and other funding sources). The Company continues to manage liquidity sources, including unused lines of credit, at levels believed to be adequate to meet its operating needs for the foreseeable future.
The Company's on-balance sheet liquidity ratio (net liquid assets as a percent of net liabilities) at September 30, 2026 was 15.1%. In addition, the Company had approximately $3.7 billion in available lines of credit at that date resulting in a total liquidity ratio of 38.7%.

Third Quarter 2026 Results

About First Bancorp
First Bancorp is a bank holding company headquartered in Southern Pines, North Carolina, with total assets of $13.2 billion. Its principal activity is the ownership and operation of First Bank, a state-chartered community bank that operates 113 branches in North Carolina and South Carolina. Since 1935, First Bank has taken a tailored approach to banking, combining best-in-class financial solutions, helpful local expertise, and technology to manage a home or business. First Bank also provides SBA loans to customers through its nationwide network of lenders. Member FDIC, Equal Housing Lender.
Please visit our website at www.LocalFirstBank.com for more information.
First Bancorp's common stock is traded on The NASDAQ Global Select Market under the symbol "FBNC."
Caution about Forward-Looking Statements: This News Release release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, which statements are inherently subject to risks and uncertainties. Forward-looking statements are statements that include projections, predictions, expectations or beliefs about future events or results or otherwise are not statements of historical fact. Such statements are often characterized by the use of qualifying words (and their derivatives) such as “expect,” “believe,” “estimate,” “plan,” “project,” “anticipate,” or other words or phrases concerning opinions or judgments of the Company and its management about future events. Factors that could influence the accuracy of such forward-looking statements include, but are not limited to, the financial success or changing strategies of the Company’s customers, the risks and uncertainties relating to the level of success in integrating acquisitions, (including the ability to successfully integrate First Carolina into First Bank; to realize the anticipated benefits of the acquisition; deposit attrition, customer loss or other revenue loss following completed acquisitions may be greater than anticipated; and the integration of operations and personnel may require more time and expense); actions of government regulators; the level of market interest rates; and general economic conditions. For additional information about the factors that could affect the matters discussed in this paragraph, see the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K available at www.sec.gov. Forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise forward-looking statements. The Company is also not responsible for changes made to this press release by wire services, internet services or other media.

Non-GAAP Measures
In this News Release, we present certain measures of our performance that are calculated by methods other than in accordance with generally accepted accounting principles (“GAAP”). Company management uses these non-GAAP measures for purposes of evaluating our performance. Non-GAAP measures exclude or include amounts that are not normally excluded or included in the most directly comparable measure determined in accordance with GAAP. Company management believes an appropriate analysis of the Company's financial performance requires an understanding of the factors underlying such performance. Non-GAAP financial measures should not be viewed as substitutes for the most directly comparable financial measures calculated in accordance with GAAP. Please see the Appendices attached to this News Release for reconciliations of return on tangible common equity, tangible common equity, tangible book value per share, the tangible common equity ratio, adjusted net income, adjusted diluted earnings per share, adjusted return on average assets, adjusted return on common equity and the adjusted efficiency ratio.

Third Quarter 2026 Results

First Bancorp and Subsidiaries Financial Summary

CONSOLIDATED INCOME STATEMENT
	For the Three Months Ended			For the Nine Months Ended
($ in thousands except per share data - unaudited)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Interest income
Interest and fees on loans	$131,056	$125,845	$118,855	$377,648	$342,273
Interest on investment securities:
Taxable interest income	17,882	16,925	17,571	52,363	49,952
Tax-exempt interest income	1,113	1,115	1,114	3,343	3,346
Other interest income	3,928	4,430	6,693	11,330	18,017
Total interest income	153,979	148,315	144,233	444,684	413,588
Interest expense
Interest on deposits	37,919	35,812	40,035	107,777	116,559
Interest on borrowings	1,263	1,237	1,676	3,728	4,994
Total interest expense	39,182	37,049	41,711	111,505	121,553
Net interest income	114,797	111,266	102,522	333,179	292,035
Provision for credit losses	1,300	1,169	3,442	5,552	6,770
Net interest income after provision for credit losses	113,497	110,097	99,080	327,627	285,265
Noninterest income
Service charges on deposit accounts	4,574	4,205	4,225	12,733	11,968
Other service charges, commissions, and fees	5,500	5,986	6,322	17,428	18,846
Presold mortgage loan fees and gains on sale	379	660	471	1,708	1,236
Commissions from sales of insurance and financial products	1,611	1,707	1,678	4,810	4,474
SBA loan sale gains	924	529	869	2,356	1,072
Bank-owned life insurance income	1,395	1,358	1,289	4,093	3,738
Security losses, net	—	—	(27,905)	—	(27,905)
Other income, net	734	1,589	99	3,201	867
Total noninterest income	15,117	16,034	(12,952)	46,329	14,296
Noninterest expenses
Salaries expense	32,652	31,529	31,065	94,159	88,731
Employee benefit expense	6,810	6,958	5,751	20,284	18,033
Total personnel expense	39,462	38,487	36,816	114,443	106,764
Occupancy and equipment related expense	5,253	4,961	5,145	15,569	15,532
Merger and acquisition expenses	450	—	—	450	—
Intangibles amortization expense	1,153	1,199	1,394	3,599	4,378
Other operating expenses	17,673	18,114	16,816	52,909	50,332
Total noninterest expenses	63,991	62,761	60,171	186,970	177,006
Income before income taxes	64,623	63,370	25,957	186,986	122,555
Income tax expense	13,347	12,851	5,594	38,532	27,220
Net Income	$51,276	$50,519	$20,363	$148,454	$95,335
Earnings per common share:
Basic	$1.24	$1.22	$0.49	$3.59	$2.30
Diluted	1.24	1.22	0.49	3.59	2.30

Third Quarter 2026 Results

First Bancorp and Subsidiaries Financial Summary

CONSOLIDATED BALANCE SHEETS
($ in thousands - unaudited)	September 30, 2026	June 30, 2026	September 30, 2025
Assets
Cash and due from banks, noninterest bearing	$131,879	$128,424	$138,369
Due from banks, interest bearing	319,832	421,908	459,606
Total cash and cash equivalents	451,711	550,332	597,975

Securities available for sale	1,986,024	1,939,075	2,165,668
Securities held to maturity	508,100	509,712	514,733
Presold mortgages and SBA loans held for sale	2,677	12,304	4,032

Loans	9,104,899	8,988,748	8,419,224
Allowance for credit losses on loans	(124,241)	(124,894)	(120,948)
Net loans	8,980,658	8,863,854	8,298,276

Premises and equipment, net	140,053	138,129	141,441
Accrued interest receivable	38,594	38,272	35,986
Goodwill	478,750	478,750	478,750
Other intangible assets, net	13,633	14,786	18,526
Bank-owned life insurance	197,379	195,984	191,911
Other assets	353,974	300,417	302,965
Total assets	$13,151,553	$13,041,615	$12,750,263

Liabilities
Deposits:
Noninterest-bearing deposits	$3,626,442	$3,597,565	$3,580,560
Interest-bearing deposits	7,499,862	7,487,302	7,300,610
Total deposits	11,126,304	11,084,867	10,881,170

Borrowings	74,793	74,717	92,421
Accrued interest payable	4,092	3,813	4,436
Other liabilities	233,219	161,758	168,913
Total liabilities	11,438,408	11,325,155	11,146,940

Shareholders’ equity
Common stock	967,738	966,777	973,235
Retained earnings	948,317	906,976	823,483
Stock in rabbi trust assumed in acquisition	(541)	(534)	(877)
Rabbi trust obligation	541	534	877
Accumulated other comprehensive (loss) income	(202,910)	(157,293)	(193,395)
Total shareholders’ equity	1,713,145	1,716,460	1,603,323
Total liabilities and shareholders’ equity	$13,151,553	$13,041,615	$12,750,263

Third Quarter 2026 Results

First Bancorp and Subsidiaries Financial Summary

TREND INFORMATION
	For the Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

PERFORMANCE RATIOS (annualized)
ROA (1)	1.55%	1.56%	1.48%	0.49%	0.64%
Adjusted ROA (2)	1.56%	1.56%	1.48%	1.54%	1.31%
ROCE (3)	11.71%	11.89%	11.22%	3.83%	5.14%
Adjusted ROCE (4)	11.79%	11.89%	11.22%	12.01%	10.55%
ROTCE (5)	16.48%	16.88%	16.05%	5.80%	7.83%
Adjusted ROTCE (6)	16.59%	16.88%	16.05%	17.45%	15.66%
Efficiency ratio (7)	49.09%	49.12%	49.05%	73.75%	66.92%
Adjusted efficiency ratio (7)	48.74%	49.12%	49.05%	48.53%	51.07%

COMMON SHARE DATA
Cash dividends declared - common	$0.24	$0.24	$0.24	$0.23	$0.23
Book value per common share	$41.38	$41.49	$40.68	$39.89	$38.67
Tangible book value per share (8)	$29.77	$29.84	$29.01	$28.23	$26.98
Common shares outstanding at end of period	41,399,233	41,374,221	41,375,026	41,466,227	41,465,437
Weighted average shares outstanding - diluted	41,393,792	41,375,377	41,459,357	41,481,132	41,481,542

CAPITAL INFORMATION (preliminary for current quarter)
Tangible common equity to tangible assets (9)	9.73%	9.83%	9.63%	9.61%	9.12%
Common equity tier I capital ratio	14.26%	14.09%	14.13%	14.10%	14.35%
Total risk-based capital ratio	16.22%	16.06%	16.12%	16.12%	16.58%
(1)Calculated by dividing annualized net income by average assets.
(2)See Appendix E for a reconciliation of ROA to adjusted ROA.
(3)Calculated by dividing annualized tangible net income (net income adjusted for intangible asset amortization, net of tax), by average common equity. See Appendix F for the components of the calculation.
(4)See Appendix F for a reconciliation of ROCE to adjusted ROCE.
(5)Return on average tangible common equity is a non-GAAP financial measure. See Appendix G for the components of the calculation and the reconciliation of average common equity to average TCE.
(6)See Appendix G for a reconciliation of ROTCE to adjusted ROTCE.
(7)See Appendix I for a reconciliation of the efficiency ratio to the adjusted efficiency ratio.
(8)Tangible book value per share is a non-GAAP financial measure. See Appendix A for a reconciliation of common equity to tangible common equity and Appendix B for the resulting calculation.
(9)Tangible common equity ratio is a non-GAAP financial measure. See Appendix A for a reconciliation of common equity to tangible common equity and Appendix C for the resulting calculation.

INCOME STATEMENT	For the Three Months Ended
($ in thousands except per share data)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Net interest income	$114,797	$111,266	$107,116	$106,199	$102,522
Provision for credit losses	1,300	1,169	3,083	4,732	3,442
Noninterest income	15,117	16,034	15,178	(22,299)	(12,952)
Merger and acquisition costs	450	—	—	—	—
Noninterest expense	63,541	62,761	60,218	62,223	60,171
Income before income taxes	64,623	63,370	58,993	16,945	25,957
Income tax expense	13,347	12,851	12,334	1,232	5,594
Net Income	$51,276	$50,519	$46,659	$15,713	$20,363

Earnings per common share - diluted	$1.24	$1.22	$1.13	$0.38	$0.49

Third Quarter 2026 Results

First Bancorp and Subsidiaries Financial Summary
AVERAGE BALANCES AND NET INTEREST INCOME ANALYSIS - QUARTERS

	For the Three Months Ended
	September 30, 2026			June 30, 2026			September 30, 2025
($ in thousands)	Average Volume	Interest Earned or Paid	Average Rate	Average Volume	Interest Earned or Paid	Average Rate	Average Volume	Interest Earned or Paid	Average Rate
Assets
Loans (1) (2)	$9,049,189	$131,056	5.75%	$8,896,592	$125,845	5.67%	$8,297,643	$118,855	5.69%
Taxable securities	2,464,205	17,882	2.90%	2,384,076	16,925	2.84%	2,637,711	17,571	2.66%
Non-taxable securities	282,540	1,113	1.58%	283,645	1,115	1.57%	286,750	1,114	1.56%
Short-term investments, primarily interest-bearing cash	381,784	3,928	4.08%	444,845	4,430	3.99%	571,922	6,693	4.64%
Total interest-earning assets	12,177,718	153,979	5.02%	12,009,158	148,315	4.95%	11,794,026	144,233	4.86%
Cash and due from banks	129,562			136,181			149,771
Premises and equipment	139,675			139,177			141,858
Other assets	651,018			664,823			554,361
Total assets	$13,097,973			$12,949,339			$12,640,016
Liabilities
Interest-bearing checking	$1,383,578	$2,159	0.62%	$1,420,738	$2,233	0.63%	$1,403,683	$2,420	0.68%
Money market deposits	4,801,217	30,306	2.50%	4,666,044	28,268	2.43%	4,510,662	31,674	2.79%
Savings deposits	509,584	261	0.20%	516,779	250	0.19%	535,464	267	0.20%
Other time deposits	475,896	2,810	2.34%	487,071	2,790	2.30%	514,143	3,029	2.34%
Time deposits >$250,000	318,347	2,383	2.97%	314,506	2,271	2.90%	328,207	2,645	3.20%
Total interest-bearing deposits	7,488,622	37,919	2.01%	7,405,138	35,812	1.94%	7,292,159	40,035	2.18%
Short-term borrowings	719	1	0.61%	757	1	0.72%	785	1	0.49%
Long-term borrowings	74,038	1,262	6.76%	73,950	1,236	6.70%	91,564	1,675	7.26%
Total interest-bearing liabilities	7,563,379	39,182	2.06%	7,479,845	37,049	1.99%	7,384,508	41,711	2.24%
Noninterest-bearing checking	3,617,819			3,597,511			3,550,499
Other liabilities	180,012			167,595			133,905
Shareholders’ equity	1,736,763			1,704,388			1,571,104
Total liabilities and shareholders' equity	13,097,973			12,949,339			12,640,016
Net yield on interest-earning assets and net interest income		$114,797	3.75%		$111,266	3.71%		$102,522	3.46%
Net yield on interest-earning assets and net interest income – tax-equivalent (3)		$115,247	3.76%		$111,732	3.73%		$102,861	3.47%
Interest rate spread			2.96%			2.96%			2.62%
Average prime rate			6.79%			6.75%			7.46%
(1)Average loans include nonaccruing loans, the effect of which is to lower the average rate shown.
(2)Includes accretion of discount on acquired loans of $0.8 million, $1.1 million and $1.6 million for the three months ended September 30, 2026, June 30, 2026 and September 30, 2025, respectively.
(3)Includes tax-equivalent adjustments to reflect the net tax benefit that we receive related to tax-exempt securities and loans as reduced by the related nondeductible portion of interest expense.

Third Quarter 2026 Results

First Bancorp and Subsidiaries Financial Summary
AVERAGE BALANCES AND NET INTEREST INCOME ANALYSIS - YEAR-TO-DATE

	For the Nine Months Ended
	September 30, 2026			September 30, 2025
($ in thousands)	Average Volume	Interest Earned or Paid	Average Rate	Average Volume	Interest Earned or Paid	Average Rate
Assets
Loans (1) (2)	$8,910,149	$377,648	5.66%	$8,198,263	$342,273	5.58%
Taxable securities	2,430,221	52,363	2.87%	2,654,737	49,952	2.51%
Non-taxable securities	283,625	3,343	1.57%	287,826	3,346	1.55%
Short-term investments, primarily interest-bearing cash	368,086	11,330	4.12%	527,322	18,017	4.57%
Total interest-earning assets	11,992,081	444,684	4.95%	11,668,148	413,588	4.74%
Cash and due from banks	137,558			145,593
Premises and equipment	139,542			142,333
Other assets	668,755			487,172
Total assets	$12,937,936			$12,443,246
Liabilities
Interest-bearing checking	$1,406,851	$6,621	0.63%	$1,423,164	$7,343	0.69%
Money market deposits	4,678,750	85,091	2.43%	4,403,000	90,801	2.76%
Savings deposits	516,775	752	0.19%	537,790	759	0.19%
Other time deposits	485,957	8,418	2.32%	535,515	9,470	2.36%
Time deposits >$250,000	312,367	6,895	2.95%	342,011	8,186	3.20%
Total interest-bearing deposits	7,400,700	107,777	1.95%	7,241,480	116,559	2.15%
Short-term borrowings	740	4	0.65%	809	4	0.74%
Long-term borrowings	73,949	3,724	6.73%	91,362	4,990	7.30%
Total interest-bearing liabilities	7,475,389	111,505	1.99%	7,333,651	121,553	2.22%
Noninterest-bearing checking	3,577,272			3,483,214
Other liabilities	175,787			102,828
Shareholders’ equity	1,709,488			1,523,553
Total liabilities and shareholders' equity	12,937,936			12,443,246
Net yield on interest-earning assets and net interest income		$333,179	3.71%		$292,035	3.34%
Net yield on interest-earning assets and net interest income – tax-equivalent (3)		$334,574	3.73%		$293,022	3.35%
Interest rate spread			2.96%			2.52%
Average prime rate			6.76%			7.49%
(1)Average loans include nonaccruing loans, the effect of which is to lower the average rate shown.
(2)Includes accretion of discount on acquired loans of $2.9 million and $4.8 million for the nine months ended September 30, 2026 and September 30, 2025, respectively.
(3)Includes tax-equivalent adjustments to reflect the net tax benefit that we receive related to tax-exempt securities and loans as reduced by the related nondeductible portion of interest expense.

Third Quarter 2026 Results

Reconciliation of non-GAAP measures
APPENDIX A: Reconciliation of Common Equity to Tangible Common Equity ("TCE")

	For the Three Months Ended
($ in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Total shareholders' common equity	$1,713,145	$1,716,460	$1,682,950	$1,654,168	$1,603,323
Less: Goodwill and other intangibles, net of related taxes	(480,741)	(481,673)	(482,640)	(483,644)	(484,623)
Tangible common equity	$1,232,404	$1,234,787	$1,200,310	$1,170,524	$1,118,700
APPENDIX B: Calculation of Tangible Book Value Per Share

	For the Three Months Ended
($ in thousands except per share data)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Tangible common equity (Appendix A)	$1,232,404	$1,234,787	$1,200,310	$1,170,524	$1,118,700

Common shares outstanding	41,399,233	41,374,221	41,375,026	41,466,227	41,465,437
Tangible book value per common share	$29.77	$29.84	$29.01	$28.23	$26.98
APPENDIX C: TCE Ratio

	For the Three Months Ended
($ in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Tangible common equity (Appendix A)	$1,232,404	$1,234,787	$1,200,310	$1,170,524	$1,118,700

Total assets	13,151,553	13,041,615	12,947,734	12,668,339	12,750,263
Less: Goodwill and other intangibles, net of related taxes	(480,741)	(481,673)	(482,640)	(483,644)	(484,623)
Tangible assets ("TA")	$12,670,812	$12,559,942	$12,465,094	$12,184,695	$12,265,640
TCE to TA ratio	9.73%	9.83%	9.63%	9.61%	9.12%

Third Quarter 2026 Results
APPENDIX D: Adjusted Net Income and Adjusted D-EPS

	For the Three Months Ended			For the Nine Months Ended
($ in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

Net income (A)	$51,276	$50,519	$20,363	$148,454	$95,335
Impact of loss-earnback
Securities loss from loss-earnback	—	—	27,905	—	27,905
Less, tax impact	—	—	(6,472)	—	(6,472)
After-tax impact of securities loss-earnback	—	—	21,433	—	21,433
Impact of Merger and acquisition expenses
Merger and acquisition expenses	450	—	—	450	—
Less, tax impact	(104)	—	—	(104)	—
After-tax impact of merger and acquisition expenses	346	—	—	346	—
Adjusted net income (B)	$51,622	$50,519	$41,796	$148,800	$116,768

Weighted average shares outstanding - diluted (C)	41,393,792	41,375,377	41,481,542	41,409,330	41,443,636

D-EPS (A/C)	$1.24	$1.22	$0.49	$3.59	$2.30
Adjusted D-EPS (B/C)	$1.24	$1.22	$1.01	$3.59	$2.82
NOTE: Certain merger related expenses may not be fully tax deductible.
APPENDIX E: Calculation of Return on Average Assets ("ROA") and Adjusted ROA

	For the Three Months Ended
($ in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Net income (A)	$51,276	$50,519	$46,659	$15,713	$20,363
After-tax impact of securities loss-earnback	—	—	—	33,581	21,433
After-tax impact of merger and acquisition expenses	346	—	—	—	—
Adjusted net income (B)	$51,622	$50,519	$46,659	$49,294	$41,796

Average total assets (C)	$13,097,973	$12,949,339	$12,762,814	$12,716,139	$12,640,016

ROA (A/C)	1.55%	1.56%	1.48%	0.49%	0.64%
Adjusted ROA (B/C)	1.56%	1.56%	1.48%	1.54%	1.31%

Third Quarter 2026 Results

Reconciliation of non-GAAP measures, continued
APPENDIX F: Calculation of Return on Common Equity ("ROCE") and Adjusted ROCE

	For the Three Months Ended
($ in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Net income (A)	$51,276	$50,519	$46,659	$15,713	$20,363
After-tax impact of securities loss-earnback	—	—	—	33,581	21,433
After-tax impact of merger and acquisition expenses	346	—	—	—	—
Adjusted net income (B)	$51,622	$50,519	$46,659	$49,294	$41,796

Average common equity (C)	$1,736,763	$1,704,388	$1,686,763	$1,627,976	$1,571,104

ROCE (A/C)	11.71%	11.89%	11.22%	3.83%	5.14%
Adjusted ROCE (B/C)	11.79%	11.89%	11.22%	12.01%	10.55%
APPENDIX G: Calculation of Return on TCE ("ROTCE") and Adjusted ROTCE

	For the Three Months Ended
($ in thousands)	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Net income	$51,276	$50,519	$46,659	$15,713	$20,363
Intangible asset amortization, net of taxes	887	923	960	994	1,066
Tangible Net income (A)	52,163	51,442	47,619	16,707	21,429
After-tax impact of securities loss-earnback	—	—	—	33,581	21,433
After-tax impact of merger and acquisition expenses	346	—	—	—	—
Adjusted tangible Net income (B)	$52,509	$51,442	$47,619	$50,288	$42,862

Average Common Equity	$1,736,763	$1,704,388	$1,686,763	$1,627,976	$1,571,104
Less: Average Goodwill and Other Intangibles, net of related taxes	(481,346)	(482,326)	(483,314)	(484,313)	(485,331)
Average TCE (C)	$1,255,417	$1,222,062	$1,203,449	$1,143,663	$1,085,773

ROTCE (A/C)	16.48%	16.88%	16.05%	5.80%	7.83%
Adjusted ROTCE (B/C)	16.59%	16.88%	16.05%	17.45%	15.66%

Third Quarter 2026 Results
APPENDIX H: Impact of Hurricane Helene

	For the Three Months Ended			For the Nine Months Ended
($ in thousands)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025

Impact of Hurricane Helene
Provision for (benefit from) credit losses	$(1,900)	$—	$(4,000)	$(1,900)	$(9,500)
Total	(1,900)	—	(4,000)	(1,900)	(9,500)
Less, tax impact	438	—	928	438	2,203
After-tax impact of Hurricane Helene	$(1,462)	$—	$(3,072)	$(1,462)	$(7,297)

Weighted average shares outstanding - diluted	41,393,792	41,375,377	41,481,542	41,409,330	41,443,636

Impact of Hurricane Helene per diluted share	$0.04	$—	$0.07	$0.04	$0.18
APPENDIX I: Efficiency Ratio and Adjusted Efficiency Ratio

	For the Three Months Ended
	September 30, 2026	June 30, 2026	March 31, 2026	December 31, 2025	September 30, 2025

Noninterest expenses (A)	$63,991	$62,761	$60,218	$62,043	$60,171
Merger & acquisition expenses	450	—	—	—	—
Adjusted noninterest expenses (B)	63,541	62,761	60,218	62,043	60,171

Noninterest income (C)	15,117	16,034	15,178	(22,479)	(12,952)
Securities losses, net	—	—	—	(43,722)	(27,905)
Adjusted noninterest income (D)	15,117	16,034	15,178	21,243	14,953

Net interest income - tax equivalent (E)	115,247	111,732	107,595	106,601	102,861

Efficiency ratio A/(C+E)	49.09%	49.12%	49.05%	73.75%	66.92%
Adjusted efficiency ratio B/(D+E)	48.74%	49.12%	49.05%	48.53%	51.07%

Supplemental information
APPENDIX J: Loan purchase discount accretion and its impact on the Company's NIM
Included in interest income for the third quarter of 2026 was a loan purchase accounting discount accretion of $0.8 million compared to $1.1 million for the linked quarter and $1.6 million for the like quarter, with the activity primarily related to the continued repayments/reduction of the loan portfolio acquired from GrandSouth Bancorporation in January of 2023. Loan discount accretion had positive impacts of two basis points, three basis points and four basis points, respectively, on the Company's NIM and NIM-T/E in the third quarter of 2026, the linked quarter and the like quarter.

Third Quarter 2026 Results
The following table presents the impact to net interest income of the purchase accounting adjustments for each period.

	For the Three Months Ended
NET INTEREST INCOME PURCHASE ACCOUNTING ADJUSTMENTS ($ in thousands)	September 30, 2026	June 30, 2026	September 30, 2025

Interest income - increased by accretion of loan discount on acquired loans	$800	$1,083	$1,584
Total interest income impact	800	1,083	1,584
Interest expense - increased by discount accretion on deposits	(43)	(62)	(77)
Interest expense - increased by discount accretion on borrowings	(89)	(87)	(197)
Total net interest expense impact	(132)	(149)	(274)
Total impact on net interest income	$668	$934	$1,310